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                                                                   EXHIBIT 10.25


                    THIRD AMENDMENT TO AGREEMENT OF LIMITED
                             PARTNERSHIP AGREEMENT
                       OF HOB MARINA CITY PARTNERS, L.P.


          This Third Amendment to Agreement of Limited Partnership ("Third Amendment") of HOB Marina City Partners L.P., a Delaware limited partnership (the "Partnership"), is executed as of the 5th day of January, 2000 by HOB Marina City, Inc., a Delaware corporation, as General Partner (the "General Partner"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement of Limited Partnership among Platinum Blues Chicago, L.L.C., an Illinois limited liability company ("Platinum"), HOB Chicago, Inc., a Delaware corporation ("HOB Chicago"), the General Partner and Marks Theater Investment, L.L.C., an Illinois limited liability company ("Marks") (and successor-in-interest to Niki Development, Corp.), an Illinois corporation, dated January 29, 1996, as amended by the First Amendment to the Agreement of Limited Partnership dated December 20, 1996 and the Second Amendment to Agreement of Limited Partnership dated as of May 1, 1997 (as amended, the "Partnership Agreement").

          1.  Recitals
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              (a)  Platinum desires to sell its entire interest as a Limited
Partner of the Partnership (the "Interests") to HOB Chicago;

              (b) the transactions contemplated by that certain Purchase Agreement in Respect of Limited Partnership Interests dated as of January 5, 2000 (the "Purchase Agreement"), including this Third Amendment, have been Approved by the Limited Partners;

              (c) The General Partner consented to the substitution of HOB Chicago as a Limited Partner in respect of the Interests;

              (d) HOB Chicago desires to purchase the Interests pursuant to the Purchase Agreement; and

              (e) The General Partner desires to reflect the substitution of HOB Chicago as a Limited Partner in respect of the Interests by amending the Partnership Agreement in accordance with Section 3.6 of the Partnership Agreement.
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        2.  Amendment.  The Partnership Agreement is hereby amended to reflect
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that HOB Chicago shall be substituted as a Limited Partner in respect of the
Interests. The address of HOB Chicago shall be 6255 Sunset Boulevard, 16th Floor, West Hollywood, CA 90028. HOB Chicago's Percentage Interest shall be 64%, which reflects HOB Chicago's original Capital Contribution to the Partnership along with Platinum's Capital Contribution to the Partnership.

        3.  Other Terms.  Except as specifically modified hereby, all other
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terms, conditions and provisions of the Partnership Agreement shall remain in full force and effect as of the date hereof.



                                     HOB MARINA CITY, INC.,
                                     as General Partner


                                     By: /s/ Joseph C. Kaczorowski
                                        ---------------------------
                                     Name:   Joseph C. Kaczorowski
                                     Title:

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